Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Granite Point Mortgage Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.1 per share	—	—	—	—	—	—
	Equity	Depositary Shares	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—
	Other	Purchase Contracts	—	—	—	—	—	—
	Other	Purchase Units	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$500,000,000(1)	—(2)	$500,000,000(1)	0.0001476	$73,800.00
Fees Previously Paid	—
Carry Forward Securities
Carry Forward Securities	—
	Total Offering Amounts					$500,000,000		$73,800.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$9,231.85
	Net Fee Due							$64,568.15

(1) The amount to be registered consists of up to $500,000,000 aggregate offering price of an indeterminate amount of common stock, preferred stock, depositary shares, debt securities, purchase contracts and/or purchase units of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, depositary shares, debt securities, warrants or subscription rights or settlement of any purchase contracts or purchase unit, or (ii) shares of common stock, preferred stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Granite Point Mortgage Trust, Inc.	S-3	333-258719	August 11, 2021	—	$9,231.85 (1)	Equity	Common Stock, par value $0.01 per share	6,065,820	$84,618,189.00	—

Fee Offset Sources	Granite Point Mortgage Trust, Inc.	S-3	333-226128	—	July 11, 2018	—	—	—	—	—	$93,375.00

(1) Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this current registration statement on Form S-3 by $9,231.85, which represents the registration fee paid with respect to unsold securities that had previously been included in the registrant’s registration statement on Form S-3 (File No. 333-258719), which was filed with the Securities and Exchange Commission on August 11, 2021 (the “2021 Form S-3”). The 2021 Form S-3 is hereby withdrawn by the registrant.

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